Exhibit 10.7



                               EMPLOYMENT CONTRACT
                               -------------------



                                    between



                  BIODYNAMICS INTERNATIONAL (DEUTSCHLAND) GMBH
                              Am Wetterkreuz 19 a
                                 91058 Erlangen


                      - hereinafter referred to as "BID" -



                                       and



                                 Manfred Kruger
                                 GartenstraBe 7
                                61389 Arnoldshain


               - hereinafter referred to as "Managing Director" -



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                                      ss. 1
                                   Appointment


1. Manfred Kruger is appointed Managing Director ("Geschaftsfuhrer") of Biodynamics International (Deutschland) GmbH ("BID"). He represents the company always by himself.

2. The Managing Director is responsible for the worldwide operation of BID, with the exception of the U.S.A. His rights and duties are specified by BID's Articles of Association and the directives of the shareholders' meeting.

3. As long as the employment relationship exists, the Managing Director agrees to work exclusively for BID and guarantees not to provide his knowledge and expertise to any other person or company other than BID.


                                      ss. 2
                             Annual Base Salary and
                               Other Compensation


1. The Managing Director receives a gross annual base salary in the amount of DM 220.000,00. Raises are subject to an annual performance review.

2. The annual base salary is payable in twelve equal amounts. Payments are automatically transferred to the Managing Director's bank account at the end of each month after deduction of all statutory taxes and expenditures.

3. The annual base salary includes possible overtime, Sunday work and work on public holidays as well as any other additional work required by BID.

4. Business travel expenses are to be reimbursed according to the maximum amount allowed by law.



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5.   If the Managing  Director is unable to work because of illness or any other reason not caused by him, he is entitled to receive his salary for six months.

6. Additional benefits are provided to the Managing Director in accordance with the existing guidelines of the Biodynamics Group.


                                      ss. 3
                                Management Bonus


1. The Managing Director, in accordance with the relevant regulations of the Management-Incentive-Compensation plan for 1996, is eligible for a bonus of up to 30% of the annual base salary. This bonus is payable at the end of the fiscal year of BID, provided neither the employment agreement nor the appointment as Managing Director has been terminated. The bonus is based to 50% on the business result of BID and to 50% on the overall business result of all enterprises of Biodynamics.

2. In his first year of employment, the Managing Director receives a bonus payment calculated pro rata temporis, based on the fiscal year of BID.


                                      ss. 4


BID expects the Managing Director to relocate his domicile in the near future, at the latest by 31.12.1997, to Erlangen or the close proximity of Erlangen.

BID pays full relocation expenses, including, but not limited to movement of household furnishing, estate commissions upon home purchase or rent and travel to the new location.


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                                      ss. 5
                          Temporary Living Expenses for
                           Maintaining Two Households


BID pays all expenses for a furnished flat for a period of six (6) months, whereby the rent may not exeed DM 1.000,00 per month.


                                      ss. 6
                                   Company Car


BID provides the Managing Director, in accordance with the guidelines of the Biodynamics Group, with a car appropriate for his position, which shall be available to him for private use as well. BID carries all expenses and reimburses the Managing Director for all out-of-pocket expenses related to maintenance and upkeep of the vehicle, including gas, oil, routine maintenance, etc. The Managing Director bears the income tax for the benefit of the private use of the car.


                                      ss. 7
                                Medical Benefits


The Managing Director participates in the management level medical insurance plan to be developed by BID management and approved.


                                      ss. 8
                               Retirement Benefits


1.   The  Managing   Director   participates  in  the  senior  management  level
     retirement plan, starting 16.06.1998.

2. Starting with the commencement of this contract, BID will pay the annual premium of DM 3.000,00 for the existing direct life insurance of the Managing Director. This insurance has existed since 1984 and is to run until 2007.


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                                      ss. 9
                                     Illness


The Managing Director has to immediately inform BID of any illness or any other reason preventing him from working, indicating the foreseeable duration of his absence. He also has inform BID of any pressing issues which cannot be postponed and should be dealt with.


                                     ss. 10
                                    Vacation


The Managing Director is entitled to 30 working days of paid vacation.


                                     ss. 11
                                Other Employment


1. The Managing Director is obligated to give all his expertise to BID. Any other monetary employment or activity which interferes with such employment has to be approved by BID beforehand.

2. The same is true for any other conflict of interest situation such as participation in another company, membership on the board of directors of another company, and any other professional agreement or teaching engagement.


                                     ss. 12
                              Employment Inventions


1. The Managing Director agrees to offer BID all rights he might acquire in connection with inventions or improvements, if those rights are the result of his work for BID and if they touch BID's interests, either directly or indirectly.

2. The Managing Director will immediately declare to BID all inventions made by him and offer BID the use of such inventions permissible.


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3.   If BID uses those inventions,  the statute  regarding  employee  inventions
     ("Gesetz ueber Arbeitnehmererfindungen") of July 25, 1957 applies.


                                     ss. 13
                                     Secrecy


1. The Managing Director has a duty of secrecy which extends to everything he learned about or what was made known to him during the course of his employment. Such duty of secrecy stays in force even after termination of the Employment. It does not effect any legal duty to disclosure.

2. Trade and business secrets include specifically, but not exclusively, research and development results, information regarding supply sources of BID, any product information such as content and production, regardless of wether the product or production process is legally protected.

3. Any and all documents, notes and records which the Managing Director took or kept during the course of his employment are owned by BID and have to be surrendered to BID upon request or, at latest, upon termination of employment. Whenever BID has an interest that the content of such notes or records is kept secret, the notes and records can only be taken off BID's premises upon written permission to do so.

4. The Managing Director agrees not to publish anything concerning the interests of BID unless he has written permission to do so.


                                     ss. 14
                        Duration of Employment Contract,
                               Termination Clause


1. The employment contract becomes effective on the 16.06.1997 and will be in force for an indefinite period of time.

2. The employment contract may be terminated with a notice period of twelve months to the end of each calendar quarter. This period is equally applicable if the Managing


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     gives notice of  termination  to BID. Any notice of  termination  has to be given in writing.

3. Upon notice of termination, BID shall have the right to grant the Managing Director leave of absence and relieve him of his duties. Such leave of absence shall not effect any of the rights and duties of the parties.


                                     ss. 15
                                Final Provisions


1. Any changes or amendments to this employment contract have to be in writing in order to be legally binding for both parties.

2. If this contract contains provision which are found to be illegal or void, the remaining provisions of this contract shall not be affected and continue to be valid and legally binding to the extend possible.

3. Place of performance for all obligations and the forum selected for all claims connected with this contract shall exclusively be Erlangen.



Dated Erlangen, June 9, 1997



/s/ KARL H. MEISTER                          /s/ MANFRED KRUGER
----------------------------------           ----------------------------------
     Biodynamics International                         Manfred Kruger
        (Deutschland) GmbH
  represented by the shareholder
  Biodynamics International Inc.



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                                      Annex

                           To the Employment Contract

                                     between

                  Biodynamics International (Deutschland) GmbH

                                       and

                               Mr. Manfred Kruger

                               dated June 9, 1997



With respect to the employment contract concluded between Biodynamics International (Deutschland) GmbH and Mr. Manfred Kruger, dated June 9, 1997, Biodynamics International, Inc., New Jersey (hereinafter referred to as "BDYN") agrees to the following:

1. BDYN grants to Mr. Kruger the option to purchase 200.000 shares of BDYN to the stock exchange price as of the 16.06.1997. A portion of these shares of 25% each will be offered by BDYN to Mr. Kruger at the end of 16.06.1998,
     16.06.1999 and 16.06.2000, provided that at the respective date neither the employment contract between Biodynamics International (Deutschland) GmbH and Mr. Manfred Kruger nor the appointment of Mr. Kruger as Managing Director of this firm has been terminated.

2.   BDYN  furthermore  grants to Mr.  Kruger  each year the option to  purchase
     about  35.000   shares,   in  accordance   with  the   regulations  of  the
     Management-Incentive-


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     Compensation plan for 1996,  provided that the business objectives annually agreed upon have been accomplished. The shares will be offered to Mr. Kruger in four installments of 25% each, the provisions of 1., above, shall apply accordingly.


Dated Erlanger, 09.06.1997




/s/ KARL H. MEISTER
-------------------------------
Biodynamics International, Inc.